Exhibit 99.1

NEWS RELEASE

DATE:	September 20, 2021

CONTACT:	Dan Lombardo, InvenTrust Properties Corp.
630-570-0605 or dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. to Pursue a Listing on the New York Stock Exchange

InvenTrust Intends to Commence a $100 Million Modified “Dutch Auction” Tender Offer Concurrently with the NYSE Listing

DOWNERS GROVE, IL – InvenTrust Properties Corp. (“InvenTrust,” “IVT” or the “Company”) today announced that the Board of Directors and management will pursue a listing on the New York Stock Exchange in order to provide liquidity to its shareholders. The listing is subject to, among other things, the Company meeting the NYSE listing requirements and receiving NYSE listing authorization as well as market conditions and changes, and there can be no assurance as to whether, or when, the listing may be completed. The Company intends to list its common stock on the New York Stock Exchange under the ticker symbol “IVT.”

InvenTrust also plans to meet with select investors to present the Company’s business plan and objectives. BofA Securities, Inc. and Wells Fargo Securities, LLC will be acting as advisors to management and the Board of Directors with a potential listing to follow in October.

“We believe InvenTrust’s portfolio of premier Sun Belt, grocery-anchored assets coupled with our flexible capital structure presents a unique investment opportunity within the traded strip center sector,” said Daniel (DJ) Busch, President and CEO of InvenTrust. “We believe pursuing a direct listing at this time will provide immediate liquidity in the most efficient manner for our current shareholders.”

Additionally, the Company announced that, in connection with a potential NYSE listing, it intends to commence a $100 million modified “Dutch Auction” tender offer. The price range for the tender offer has not yet been determined. The Company also reiterated their commitment to increasing the dividend by 5% starting with the fourth quarter 2021 distribution due to be paid in January 2022. The new dividend rate for the fourth quarter will be $0.205 per share, or an annualized rate of $0.821 per share.

About InvenTrust Properties Corp.

InvenTrust Properties Corp. (IVT) is a premier Sun Belt, multi-tenant retail REIT that owns, leases, redevelops, acquires and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. The Company continues to execute its strategy by investing in Sun Belt markets in assets with an essential retail profile, while exhibiting focused and disciplined capital allocation. IVT is also committed to leadership in environmental, social and governance (ESG) issues and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2018. As of June 30, 2021, the company is an owner and manager of 65 retail properties, representing 10.8 million square feet of retail space.

NEWS RELEASE

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such statements include, but are not limited to, statements about the Company’s intention to pursue, and the expected timing and authorization of, the NYSE listing and related tender offer and the size of the tender offer. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; the Company’s ability to meet and then maintain the listing requirements of a national securities exchange; receiving listing authorization from the New York Stock Exchange; government policy changes; and any material market changes and trends that could affect the Company’s decision or ability to pay quarterly dividends or consummate the NYSE listing and tender offer. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Important Information

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any securities of the Company. The potential tender offer described herein has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms and conditions described herein or at all. If the Company commences the tender offer, the tender offer will be made solely by an offer to purchase, the letter of transmittal and related materials, as they may be amended or supplemented. Stockholders should read the Company’s commencement tender offer statement on Schedule TO, expected to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the tender offer, which will include as exhibits the offer to purchase, the letter of transmittal and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information related to the potential tender offer. If the Company commences the tender offer, each of these documents will be filed with the SEC, and, when available, stockholders may obtain them for free from the SEC at its website (http://www.sec.gov), or from the Company’s information agent, who will be identified in the materials filed with the SEC at the commencement of the tender offer.